Second Quarter 2023 Financial Results & Business Update July 26, 2023 Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Information Certain statements set forth in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: Alkermes plc’s (the “Company”) expectations concerning its future financial, commercial and operating performance, business plans or prospects and the Company’s expectations regarding the timing of the planned separation of its oncology business. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements contained in this presentation are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: the Company may not ultimately separate its oncology business during 2023 or at all; unanticipated developments, costs or difficulties may delay or otherwise negatively affect the planned separation of the Company’s oncology business; the planned separation may adversely impact the Company’s ability to attract or retain key personnel; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation or other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the Company’s products or products using the Company’s proprietary technologies; clinical development activities may not be completed on time or at all; the results of the Company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (“FDA”) or other regulatory authorities may not agree with the Company’s regulatory approval strategies or components of the Company’s marketing applications and may make adverse decisions regarding the Company’s products; the Company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the Company’s products or an increase in the Company’s financial obligations to government payers; the Company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks, assumptions and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, and on the Company’s website at www.alkermes.com in the ‘Investors – SEC filings’ section. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation. Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including non-GAAP net income and non-GAAP earnings per share. The Company provides these non-GAAP financial measures of the Company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the Company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the Appendix of this presentation. Note Regarding Trademarks: The Company and its affiliates are the owners of various U.S. federal trademark registrations (®) and other trademarks (TM), including ARISTADA®, ARISTADA INITIO® , LYBALVI® and VIVITROL®. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto.

Q2 2023 Financial Performance

In millions Q2 2023 Financial Results Summary Total Revenue* In millions GAAP Net Income (Loss) In millions Non-GAAP Net Income** *Following the successful outcome of the Company’s arbitration with Janssen Pharmaceutica N.V. (“Janssen”), a subsidiary of Johnson & Johnson, the Company recorded related revenues of $325.3 million, which included $197.1 million of back royalties and associated interest on late payments related to 2022, and $51.3 million of royalties related to the first quarter of 2023. **Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the Appendix of this presentation. Non-GAAP net income excludes Janssen back royalties and associated interest on late payments related to 2022 of $197.1 million.

Q2 2023 Janssen Revenues* (millions) Long-acting INVEGA® Product** Revenues CABENUVA® Revenues Total Revenues FY'22 royalties on U.S. net sales $187.3 $1.7 $189.0 FY'22 interest on late payments $8.1 $0.1 $8.1 FY'23 Q1 royalties on U.S. net sales $50.2 $1.1 $51.3 FY'23 Q2 royalties on WW net sales $75.7 $1.3 $76.9 Total revenues included in Q2 GAAP results $321.2 $4.1 $325.3 FY'22 royalties and interest on late payments $195.4 $1.7 $197.1 Total revenues included in Q2 non-GAAP results $125.9 $2.4 $128.3 Amounts in the table above may not sum due to rounding. *Following the successful outcome of the Company’s arbitration with Janssen announced June 6, 2023. **Long-acting INVEGA Products: INVEGA SUSTENNA®/XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI®

Q2 2023 Revenue Summary Amounts in the table above may not sum due to rounding. *Inclusive of ARISTADA INITIO® **Following the successful outcome of the Company’s arbitration with Janssen, the Company recorded related revenues of $325.3 million, which included $197.1 million of back royalties and associated interest on late payments related to 2022, and $51.3 million of royalties related to the first quarter of 2023. †LYBALVI was commercially launched in October 2021. In millions, except % Q2’23 Q2’22 ∆ Q2’23 vs. Q2’22 Total Proprietary Net Sales $231.5 $190.8 21% VIVITROL® $102.1 $96.1 6% ARISTADA®* $82.4 $74.6 10% LYBALVI®† $47.0 $20.1 134% Manufacturing & Royalty Revenue** $385.9 $85.3 352% Research & Development Revenue $0.0 $0.1 - Total Revenue** $617.4 $276.2 124%

Alkermes: 2023 Financial Expectations[1]

(in millions, except per share amounts)	Financial Expectations for Year Ending Dec. 31, 2023
Total Revenues	**$1,550 – $1,680**
COGS	$230 – $250
R&D Expense	$370 – $400
SG&A Expense	$695 – $725
Amortization of Intangible Assets	~$35
Interest Expense, net	$5 – $10
Income Tax Benefit	$5 – $10
GAAP Net Income	**$225 – $265**
GAAP Earnings Per Share (Diluted)	**$1.31 – $1.54**
Non-GAAP Net Income‡	**$230 – $270**
Non-GAAP Earnings Per Share (Diluted)‡	**$1.34 – $1.57**

The Company's 2023 financial expectations continue to reflect Alkermes' combined neuroscience and oncology business for the full year. The Company continues to work toward the planned separation of its oncology business, which it continues to expect to complete in the second half of 2023.

Total Revenues Breakdown:

- Expected net sales of proprietary products:
  - VIVITROL® net sales of $380M – $410M
  - ARISTADA® net sales of $315M – $345M
  - LYBALVI®net sales of $180M – $205M
- *Janssen royalty expectations:*
  - *Long-acting INVEGA® franchise back royalties and interest on late payments related to 2022: ~$197M*
  - *INVEGA® franchise royalties related to 2023: $265M – $280M*

[1] "Financial Expectations for Year Ending Dec. 31, 2023" and "Janssen royalty expectations", on the one hand, and "Expected net sales of proprietary products", on the other hand, were initially provided by the Company on June 6, 2023 and Feb. 16, 2023, respectively. The Company reiterates these expectations as of July 26, 2023, and such expectations are effective only as of this date. The Company expressly disclaims any obligation to update or reaffirm these expectations.

‡Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix of this presentation.

Alkermes | 7
© 2023 Alkermes. All rights reserved.

Q2 2023 Commercial Review

Topline Growth and Diversification Reflect Evolving Business *Inclusive of ARISTADA INITIO® **Licensed product (royalty & manufacturing revenue) R12M = Rolling Twelve Months Key Product Revenues ($M)

LYBALVI® Prescription Growth Trends Q2’23 total TRx: ~38,300 reflecting 16% sequential growth compared to Q1’23 ~11,150 prescribers had written a prescription for LYBALVI (as of 6/30/23) since launch *Source: IQVIA NPA Weekly Post-Launch TRx* (Through 7/14/23) TRx Week

LYBALVI® Performance and Expectations *These expectations were initially provided by the Company on Feb. 16, 2023. The Company reiterates these expectations as of July 26, 2023 and such expectations are effective only as of this date. The Company expressly disclaims any obligation to update or reaffirm these expectations. LYBALVI Quarterly Net Sales ($M) Q2’23 net sales of $47.0M reflect 24% sequential growth compared to Q1’23 Q2’23 gross-to-net deductions: ~26%, reflecting the Company’s commercial access strategy to limit rebates at this stage of launch Outlook: FY’23 net sales expected to range from $180M – $205M*

ARISTADA® Performance and Expectations ARISTADA Quarterly Net Sales ($M)* Q2’23 year-over-year net sales increased 10% to $82.4M Outlook: FY’23 net sales expected to range from $315M – $345M†* *Inclusive of ARISTADA INITIO® † These expectations were initially provided by the Company on Feb. 16, 2023. The Company reiterates these expectations as of July 26, 2023 and such expectations are effective only as of this date. The Company expressly disclaims any obligation to update or reaffirm these expectations.

VIVITROL® Performance and Expectations *These expectations were initially provided by the Company on Feb. 16, 2023. The Company reiterates these expectations as of July 26, 2023 and such expectations are effective only as of this date. The Company expressly disclaims any obligation to update or reaffirm these expectations. VIVITROL Quarterly Net Sales ($M) Q2’23 year-over-year net sales increased 6% to $102.1 Outlook: FY’23 net sales expected to range from $380M – $410M*

Appendix

Appendix: Financial Results GAAP to Non-GAAP Adjustments (In millions) Three Months Ended June 30, 2023 Net Income — GAAP $ 237.1 Adjustments: Share-based compensation expense 28.5 Depreciation expense 10.1 Amortization expense 8.9 Final award in the Janssen arbitration (2022 back royalties and interest on late payments) (197.1) Separation expense 5.9 Income tax effect related to reconciling items 0.8 Non-cash net interest expense 0.1 Non-GAAP Net Income $ 94.3

Appendix: 2023 Guidance GAAP to Non-GAAP Adjustments (In millions, except per share data) Year Ended December 31, 2023 Year Ending December 31, 2023 Shares+ Earnings Per Share Projected Net Income — GAAP $ 245.0 171.5 $ 1.43 Adjustments: Share-based compensation expense 97.5 Depreciation expense 42.5 Amortization expense 35.0 Separation expense 21.0 Income tax effect related to reconciling items 3.5 Non-cash net interest expense 0.5 Final award in the Janssen arbitration (2022 back royalties and interest on late payments)* (195.0) Projected Net Income — Non-GAAP $ 250.0 171.5 $ 1.46 Projected GAAP and non-GAAP measures reflect the mid-points within the Company’s financial expectations ranges. +2023 per share expectations are calculated based on a weighted average diluted share count of approximately 171.5 million shares outstanding. *Back royalties and interest on late payments related to 2022 pursuant to final award related to arbitration proceedings with Janssen.

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